Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV CLOSED Q1 2022 WITH $236.7M REVENUE,

1.056 MILLION SUBSCRIBERS IN NORTH AMERICA

NEW YORK – MAY 5, 2022 – fuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the first quarter ended March 31, 2022.

fuboTV’s North American (U.S. and Canada) streaming business delivered a record $236.7 million in total revenue in the first quarter, an increase of 98% year-over-year. The company also delivered solid year-over-year growth in advertising revenue (up 81% to $22.8 million) and total paid subscribers (up 81% to 1,056,245). fuboTV states its key metrics on a year-over-year basis given the seasonality of sports content.

The company also announced results for its Rest of World (France, Spain) streaming business for the first time. fuboTV ended the quarter ahead of expectations with approximately 305,000 total paid subscribers and $5.5 million in total revenue.

Complete first quarter 2022 results are detailed in fuboTV’s shareholder letter available on the company’s IR site.

“In our first quarter, against a challenging macro environment, fuboTV achieved strong growth in subscribers and revenue, with North American subscriber growth of 81% year-over-year,” said David Gandler, co-founder and CEO, fuboTV. “In a less robust advertising market, however, we experienced some pressure on adjusted contribution margin due to slower ad sales growth than we had initially expected, with ad revenue up 81% year-over-year. Importantly, we strengthened fuboTV’s balance sheet, ending the quarter with over $456 million in cash. This increased financial flexibility is expected to take us through 2023, and we are targeting positive cash flow and Adjusted EBITDA (AEBITDA) in 2025, with a relatively modest cash requirement anticipated in 2024.”

“We are committed to a business which replaces the decades-old basic cable package by giving consumers increased and improved content, ‘anytime anywhere’ access and mobility, increased choice and flexibility, personalization and interactivity - including gaming,” said Edgar Bronfman Jr., executive chairman, fuboTV. “Wagering remains an important pillar in our path to profitability and strategy to integrate interactivity into our live TV streaming experience. While striving to be the most compelling destination for cord cutters, fuboTV has started to enact a series of approaches to increase monetization, accelerate our ad sales business and further strengthen our unit economics.”

Live Webcast

Gandler and CFO John Janedis will host a live video webcast today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events page of fuboTV’s investor relations website. An archived replay will be available on fuboTV’s website following the webcast. Participants should join the webcast 10 minutes in advance to ensure that they are connected prior to the event.

About fuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. fuboTV Inc. operates in the U.S., Canada, France and Spain.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company’s sports-first cable TV replacement product, fuboTV, offers U.S. subscribers more than 100 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can interact with fuboTV’s live streaming experience through predictive free-to-play games, which are integrated into select sports content.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., launched Fubo Sportsbook, a next-generation mobile sportsbook purpose-built to integrate with fuboTV, in 2021.

Key Metrics

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Molotov acquisition, expected synergies of the technology platforms, our international expansion plans, our financial condition, anticipated financial performance, including quarterly and annual guidance and cash flow and Adjusted EBITDA targets, market opportunity and future plans regarding subscription levels, business strategy and plans, the continued shift in consumer behavior and the continued expansion of our wagering business. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to fuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks relating to diverting management’s attention from fuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Annual Report on Form 10-K for the full year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this press release.

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Contacts

Investor Contacts:

Alison Sternberg, fuboTV

asternberg@fubo.tv

JCIR for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv